Exhibit 99.1

FULTON FINANCIAL
CORPORATION

FOR IMMEDIATE RELEASE
Media Contact: Laura Wakeley (717) 291-2616
Investor Contact: Matt Jozwiak (717) 327-2657

Fulton Financial Announces First Quarter 2022 Results

(April 19, 2022) – Lancaster, PA – Fulton Financial Corporation (NASDAQ:FULT) (“Fulton” or the “Corporation”) reported net income available to common shareholders of $61.7 million, or $0.38 per diluted share, for the first quarter of 2022, an increase of $2.4 million, or 4.0%, in comparison to the fourth quarter of 2021.

"Overall, we are pleased with our first quarter results. Our consumer and commercial businesses had solid loan growth during the quarter despite the volatile rate environment. We again saw record income in our wealth management business. Our asset quality remained stable, and we saw a decline in operating expenses linked quarter" said E. Phillip Wenger, Chairman and CEO. "On the corporate front, we were pleased to be able to raise our quarterly dividend. And our announcement of our intent to acquire Prudential Bancorp, Inc. later this year will help grow Fulton's presence in Philadelphia, which is a strategically important market for us."

Net Interest Income and Balance Sheet

Net interest income for the first quarter of 2022 was $161.3 million, $4.3 million lower than the fourth quarter of 2021. The net interest margin for the first quarter of 2022 increased 1 basis point, to 2.78%, from 2.77% in the fourth quarter of 2021.

The linked-quarter decrease in net interest income was primarily due to a decrease in loan fees related to Paycheck Protection Program ("PPP") loans, which were $4.4 million in the first quarter of 2022 compared to $10.0 million in the fourth quarter of 2021, partially offset by lower interest expense. The linked-quarter increase in net interest margin was primarily due to an increase in average net loans to $18.4 billion from $18.2 billion coupled with a decrease in lower yielding other interest-earning assets to $1.3 billion from $2.1 billion. The PPP loan balance was $164.3 million and $301.3 million as of March 31, 2022 and December 31, 2021, respectively.

For the first quarter of 2022, net interest income was $161.3 million, a decrease of $3.1 million, or 1.9%, in comparison to the first quarter of 2021. The net interest margin for the first quarter of 2022 decreased 1 basis point, to 2.78% from 2.79% in the first quarter of 2021. The yield on average interest-earning assets declined 15 basis points and the rate on average interest-bearing liabilities declined 20 basis points in the first quarter of 2022 in comparison to the first quarter of 2021.

The year-over-year decrease in net interest income was primarily due to a decline in interest income on loans of $14.4 million, from $165.5 million in the first quarter of 2021 compared to $151.1 million for the first quarter of 2022. The decline in interest income on loans was primarily due to a decline of $15.0 million in PPP loan fees. Interest expense on interest-bearing deposits and long-term borrowings declined by $4.0 million and $4.7 million, respectively, in the first quarter of 2022 in comparison to the first quarter of 2021. The decline in interest expense on interest-bearing deposits in the first quarter of 2022 was primarily due to a decrease in rate of 11 basis points. The decline in interest expense on long-term borrowings in the first quarter of 2022 was driven by a $661.3 million decrease in average balance due to the balance sheet restructuring in the first quarter of 2021, which included the prepayment of $536.0 million of long-term Federal Home Loan Bank ("FHLB") advances and the cash tender offer for $75 million and $60.0 million of the Corporation's outstanding subordinated and senior notes, respectively.

Total average interest-earning assets for the first quarter of 2022 was $23.9 billion, a decrease of $382.2 million from the fourth quarter of 2021, primarily due to a decrease of $842.2 million in average other interest-earning assets, partially offset by increases in average taxable investment securities and average net loans of $271.7 million and $162.6 million, respectively.

Total average interest-earning assets for the first quarter of 2022 decreased $388.2 million from the first quarter of 2021. Average net loans for the first quarter of 2022 were $18.4 billion, a decrease of $597.5 million from the same period in 2021. Included in average net loans for the first quarter of 2022 were PPP loans with an average balance of $226.1 million, a decrease of $1.5 billion from the first quarter of 2021. The decrease in average PPP loans for the first quarter of 2022 was partially offset by increases in average residential mortgage loans, average commercial mortgage loans and average real estate construction loans of $703.8 million, $165.9 million and $82.9 million, respectively. Average taxable investment securities increased $635.1 million for the first quarter of 2022 compared to the first quarter of 2021.

Total average interest-bearing liabilities decreased $374.6 million, to $15.1 billion, in the first quarter of 2022 compared to the fourth quarter of 2021, driven by decreases of $268.8 million in demand deposits and $59.6 million in time deposits.

Total average interest-bearing liabilities for the first quarter of 2022 decreased $1.2 billion from the first quarter of 2021, driven by a decrease in total interest-bearing deposits of $395.2 million and a decrease in long-term borrowings of $661.3 million. Average noninterest-bearing deposits increased $758.4 million for the first quarter of 2022 compared to the first quarter of 2021.

On March 21, 2022, the Corporation announced that its Board of Directors approved the repurchase of up to $75 million of shares of Fulton's common stock commencing on April 1, 2022 and expiring on December 31, 2022.

Asset Quality

In the first quarter of 2022, a negative provision for credit losses of $7.0 million was recognized, as compared to a negative provision for credit losses of $5.0 million in the fourth quarter of 2021, and a negative provision for credit losses of $5.5 million in the first quarter of 2021. The negative provision for credit losses for the first quarter of 2022 was recorded to adjust the allowance for credit losses as a result of improved economic conditions.

Non-performing assets were $163.0 million, or 0.64% of total assets, at March 31, 2022, compared to $153.9 million, or 0.60% of total assets, and $156.1 million, or 0.60% of total assets, at December 31, 2021 and March 31, 2021, respectively.

Annualized net charge-offs (recoveries) for the quarter ended March 31, 2022, were (0.02)% of total average loans, compared to 0.07% and 0.13% for the quarters ended December 31, 2021 and March 31, 2021, respectively.

Non-interest Income

Non-interest income before investment securities gains in the first quarter of 2022 was $55.2 million, a decrease of $8.6 million, or 13.5%, from the fourth quarter of 2021. The decrease in non-interest income was primarily due to declines in income from equity method investments of $4.0 million reflected in other income, mortgage banking income of $2.7 million due to lower gains on sales, and capital markets income of $1.3 million primarily due to lower fee income from commercial customer interest rate swaps, partially offset by an increase of $1.1 million in wealth management income.

Compared to the first quarter of 2021, non-interest income before investment securities gains in the first quarter of 2022 decreased $6.7 million, or 10.8%, from $61.9 million. The decrease in non-interest income was primarily due to a $9.4 million decrease in mortgage banking income due to lower gains on sale, partially offset by a $2.1 million increase in wealth management income.

In the first quarter of 2021, Fulton completed balance sheet restructurings involving sales of investment securities and corresponding prepayments of FHLB advances, subordinated debt and senior notes. The balance sheet restructuring involved gains on sales of Visa, Inc. Class B restricted shares of $34.0 million that were offset in non-interest expense by debt extinguishment of costs of $33.2 million.

Non-interest Expense

Non-interest expense was $146.0 million in the first quarter of 2022, a decrease of $8.0 million, or 5.2%, compared to the fourth quarter of 2021. The decrease was primarily due to decreases in charitable contributions and donations of $2.2 million, state-related taxes of $1.7 million and a net gain for owned fixed assets of $1.5 million, all reflected in other expense. Additionally, the decrease in non-interest expense was also driven by decreases in other outside services of $1.5 million and salaries and benefits of $1.0 million. Included in non-interest expense was $0.4 million for merger-related expenses associated with the pending acquisition of Prudential Bancorp, Inc.

Compared to the first quarter of 2021, non-interest expense decreased $32.4 million, or 18.2%, in the first quarter of 2022, primarily due to debt extinguishment costs of $33.2 million related to the prepayment of FHLB advances, subordinated debt and senior notes during the first quarter of 2021.

Income Tax Expense

For the first quarter of 2022, the effective tax rate was moderately lower at 17.1%, compared to 17.6% for the full-year of 2021.

Additional information on Fulton is available on the Internet at www.fultonbank.com.

Safe Harbor Statement

This news release may contain forward-looking statements with respect to the Corporation’s financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends," “projects,” the negative of these terms and other comparable terminology. These forward-looking statements may include projections of, or guidance on, the Corporation’s future financial performance, expected levels of future expenses, including future credit losses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Corporation’s business or financial results.

Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, the statements are based on current beliefs, expectations and assumptions regarding the future of the Corporation’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Corporation’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation's actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2021 and other current and periodic reports, which have been or will be filed with the Securities and Exchange Commission (the "SEC"), including the risks, uncertainties and assumptions regarding the Corporation's pending acquisition of Prudential Bancorp, Inc. set forth under the heading "Safe Harbor Statement" in the Corporation's Current Report on Form 8-K filed on March 2, 2022, and are or will be available in the Investor Relations section of the Corporation's website (www.fultonbank.com) and on the SEC's website (www.sec.gov).

Non-GAAP Financial Measures

The Corporation uses certain non-GAAP financial measures in this earnings release. These non-GAAP financial measures are reconciled to the most comparable GAAP measures in tables at the end of this release (GAAP: Generally Accepted Accounting Principles).

FULTON FINANCIAL CORPORATION
SUMMARY CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)
in thousands, except per-share data and percentages
	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2022	2021	2021	2021	2021
Ending Balances
Investments	$4,288,674	$4,167,774	$4,000,760	$3,921,658	$3,612,010
Net loans	18,476,119	18,325,350	18,269,407	18,586,756	18,990,986
Total assets	25,598,310	25,796,398	26,390,832	26,079,774	25,892,990
Deposits	21,541,174	21,573,499	22,074,041	21,724,312	21,633,838
Shareholders' equity	2,569,535	2,712,680	2,699,818	2,692,958	2,629,655

Average Balances
Investments	$4,228,827	$3,980,045	$3,914,627	$3,670,333	$3,448,166
Net loans	18,383,118	18,220,550	18,414,153	18,906,556	18,980,586
Total assets	25,622,462	26,136,536	26,440,876	26,017,542	26,082,816
Deposits	21,480,183	21,876,938	22,123,480	21,765,601	21,117,024
Shareholders' equity	2,688,834	2,713,198	2,722,833	2,669,413	2,637,098

Income Statement
Net interest income	$161,310	$165,613	$171,270	$162,399	$164,448
Provision for credit losses	(6,950)	(5,000)	(600)	(3,500)	(5,500)
Non-interest income	55,256	63,881	62,577	51,890	95,397
Non-interest expense	145,978	154,019	144,596	140,831	178,384
Income before taxes	77,538	80,475	89,851	76,958	86,961
Net income available to common shareholders	61,726	59,325	73,021	62,402	70,472
Pre-provision net revenue(1)	71,842	77,837	90,947	75,575	81,795

Per Share
Net income available to common shareholders (basic)	$0.38	$0.37	$0.45	$0.38	$0.43
Net income available to common shareholders (diluted)	$0.38	$0.37	$0.45	$0.38	$0.43
Cash dividends	$0.15	$0.22	$0.14	$0.14	$0.14
Common shareholders' equity	$14.79	$15.70	$15.53	$15.34	$14.99
Common shareholders' equity (tangible)(1)	$11.44	$12.35	$12.21	$12.05	$11.69
Weighted average shares (basic)	160,588	161,210	162,506	162,785	162,441
Weighted average shares (diluted)	161,911	162,355	163,456	163,858	163,737

(1) Non-GAAP financial measure. Refer to the calculation on the page titled “Reconciliation of Non-GAAP Measures” at the end of this document.

	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2022	2021	2021	2021	2021
Asset Quality
Net (recoveries) charge offs to average loans (annualized)	(0.02)%	0.07%	(0.05)%	0.15%	0.13%
Non-performing loans to total loans	0.87%	0.83%	0.82%	0.83%	0.80%
Non-performing assets to total assets	0.64%	0.60%	0.58%	0.60%	0.60%
ACL - loans(2) to total loans	1.32%	1.36%	1.41%	1.37%	1.40%
ACL - loans(2) to non-performing loans	151%	164%	171%	166%	174%

Asset Quality, excluding PPP(1)(3)
Net (recoveries) charge offs to adjusted average loans (annualized)	(0.02)%	0.07%	(0.05)%	0.16%	0.14%
Non-performing loans to total adjusted loans	0.88%	0.84%	0.85%	0.88%	0.88%
ACL - loans(2) to total adjusted loans	1.33%	1.38%	1.45%	1.46%	1.54%

Profitability
Return on average assets	1.02%	0.94%	1.13%	1.00%	1.14%
Return on average common shareholders' equity	10.03%	9.34%	11.45%	10.01%	11.73%
Return on average common shareholders' equity (tangible)(1)	12.88%	11.89%	14.56%	12.93%	15.00%
Net interest margin	2.78%	2.77%	2.82%	2.73%	2.79%
Efficiency ratio(1)	65.8%	65.2%	60.3%	63.8%	63.0%
Non-interest expenses to total average assets(1)	2.29%	2.30%	2.14%	2.14%	2.25%

Capital Ratios
Tangible common equity ratio(1)	7.3%	7.8%	7.6%	7.7%	7.5%
Tier 1 leverage ratio(4)	8.9%	8.6%	8.4%	8.5%	8.2%
Common equity Tier 1 capital ratio(4)	10.0%	9.9%	10.1%	10.0%	9.7%
Tier 1 risk-based capital ratio(4)	10.9%	10.9%	11.1%	11.0%	10.7%
Total risk-based capital ratio(4)	13.8%	14.1%	14.4%	14.5%	14.3%

(1) Non-GAAP financial measure. Refer to the calculation on the page titled "Reconciliation of Non-GAAP Measures" at the end of this document.
(2) "ACL - loans" relates to the allowance for credit losses ("ACL") specifically on "Net Loans" and does not include the ACL related to off-balance-sheet ("OBS") credit exposures.
(3) Asset quality information excluding Paycheck Protection Program ("PPP") loans. Refer to the calculation on the page titled "Reconciliation of Non-GAAP Measures" at the end of this document.
(4) Regulatory capital ratios as of March 31, 2022 are preliminary and prior periods are actual.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED ENDING BALANCE SHEETS (UNAUDITED)
dollars in thousands
						% Change from
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31	Mar 31
	2022	2021	2021	2021	2021	2021	2021
ASSETS
Cash and due from banks	$161,462	$172,276	$260,564	$143,002	$102,570	(6.3)%	57.4%
Other interest-earning assets	1,054,232	1,523,973	2,271,738	1,823,688	1,625,515	(30.8)%	(35.1)%
Loans held for sale	27,675	35,768	43,123	41,924	34,092	(22.6)%	(18.8)%
Investment securities	4,288,674	4,167,774	4,000,760	3,921,658	3,612,010	2.9%	18.7%
Net loans	18,476,119	18,325,350	18,269,407	18,586,756	18,990,986	0.8%	(2.7)%
Less: ACL - loans(1)	(243,705)	(249,001)	(256,727)	(255,032)	(265,986)	(2.1)%	(8.4)%
Loans, net	18,232,414	18,076,349	18,012,680	18,331,724	18,725,000	0.9%	(2.6)%
Net, premises and equipment	218,257	220,357	228,179	228,353	229,035	(1.0)%	(4.7)%
Accrued interest receivable	55,102	57,451	57,902	63,232	65,649	(4.1)%	(16.1)%
Goodwill and intangible assets	537,877	538,053	536,697	536,847	536,544	—%	0.2%
Other assets	1,022,617	1,004,397	979,189	989,346	962,575	1.8%	6.2%
Total Assets	$25,598,310	$25,796,398	$26,390,832	$26,079,774	$25,892,990	(0.8)%	(1.1)%
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	$21,541,174	$21,573,499	$22,074,041	$21,724,312	$21,633,838	(0.1)%	(0.4)%
Short-term borrowings	452,440	416,764	468,967	533,749	520,989	8.6%	(13.2)%
Other liabilities	478,667	472,110	520,620	501,542	482,101	1.4%	(0.7)%
Long-term borrowings	556,494	621,345	627,386	627,213	626,407	(10.4)%	(11.2)%
Total Liabilities	23,028,775	23,083,718	23,691,014	23,386,816	23,263,335	(0.2)%	(1.0)%
Shareholders' equity	2,569,535	2,712,680	2,699,818	2,692,958	2,629,655	(5.3)%	(2.3)%
Total Liabilities and Shareholders' Equity	$25,598,310	$25,796,398	$26,390,832	$26,079,774	$25,892,990	(0.8)%	(1.1)%

LOANS, DEPOSITS AND SHORT-TERM BORROWINGS DETAIL:
Loans, by type:
Real estate - commercial mortgage	$7,289,376	$7,279,080	$7,145,115	$7,152,932	$7,142,137	0.1%	2.1%
Commercial and industrial	3,992,285	3,906,791	3,863,154	3,870,462	3,986,858	2.2%	0.1%
Real estate - residential mortgage	3,946,741	3,846,750	3,719,684	3,555,897	3,254,058	2.6%	21.3%
Real estate - home equity	1,098,171	1,118,248	1,126,628	1,136,128	1,149,958	(1.8)%	(4.5)%
Real estate - construction	1,210,340	1,139,779	1,111,487	1,070,755	1,083,494	6.2%	11.7%
Consumer	481,551	464,657	458,595	448,433	451,857	3.6%	6.6%
Equipment lease financing	253,521	236,344	242,967	252,158	260,907	7.3%	(2.8)%
Other(2)	39,857	32,448	11,330	(14,410)	(26,677)	22.8%	N/M
Net loans before PPP	18,311,842	18,024,097	17,678,960	17,472,355	17,302,592	1.6%	5.8%
PPP	164,277	301,253	590,447	1,114,401	1,688,394	(45.5)%	(90.3)%
Total Net Loans	$18,476,119	$18,325,350	$18,269,407	$18,586,756	$18,990,986	0.8%	(2.7)%
Deposits, by type:
Noninterest-bearing demand	$7,528,391	$7,370,963	$7,434,155	$7,442,132	$7,046,116	2.1%	6.8%
Interest-bearing demand	5,625,286	5,819,539	6,187,096	5,795,404	5,959,909	(3.3)%	(5.6)%
Savings	6,479,196	6,403,995	6,401,619	6,276,554	6,244,513	1.2%	3.8%
Total demand and savings	19,632,873	19,594,497	20,022,870	19,514,090	19,250,538	0.2%	2.0%
Brokered	248,833	251,526	262,617	277,444	309,873	(1.1)%	(19.7)%
Time	1,659,468	1,727,476	1,788,554	1,932,778	2,073,427	(3.9)%	(20.0)%
Total Deposits	$21,541,174	$21,573,499	$22,074,041	$21,724,312	$21,633,838	(0.1)%	(0.4)%
Short-term borrowings, by type:
Customer funding	$452,440	$416,764	$468,967	$533,749	$520,989	8.6%	(13.2)%
Total Short-Term Borrowings	$452,440	$416,764	$468,967	$533,749	$520,989	8.6%	(13.2)%

(1) "ACL - loans" relates to the ACL specifically on "Net Loans" and does not include the ACL related to OBS credit exposures.
(2) Consists of overdrafts and net origination fees and costs.
N/M - Not meaningful

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
dollars in thousands
	Three Months Ended					% Change from
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31	Mar 31
	2022	2021	2021	2021	2021	2021	2021
Interest Income:
Interest income	$173,001	$177,724	$184,079	$176,673	$184,937	(2.7)%	(6.5)%
Interest expense	11,691	12,111	12,809	14,274	20,488	(3.5)%	(42.9)%
Net Interest Income	161,310	165,613	171,270	162,399	164,449	(2.6)%	(1.9)%
Provision for credit losses	(6,950)	(5,000)	(600)	(3,500)	(5,500)	39.0%	26.4%
Net Interest Income after Provision	168,260	170,613	171,870	165,899	169,949	(1.4)%	(1.0)%
Non-Interest Income:
Commercial banking:
Merchant and card	6,097	6,588	6,979	6,786	5,768	(7.5)%	5.7%
Cash management	5,428	5,318	5,285	5,341	4,921	2.1%	10.3%
Capital markets	1,676	2,982	2,063	1,536	2,800	(43.8)%	(40.1)%
Other commercial banking	2,807	3,592	2,411	3,466	2,853	(21.9)%	(1.6)%
Total commercial banking	16,008	18,480	16,738	17,129	16,342	(13.4)%	(2.0)%
Consumer banking:
Card	5,796	5,953	5,941	5,733	5,878	(2.6)%	(1.4)%
Overdraft	3,772	3,896	3,474	2,750	2,724	(3.2)%	38.5%
Other consumer banking	2,106	2,280	2,386	2,377	2,152	(7.6)%	(2.1)%
Total consumer banking	11,674	12,129	11,801	10,860	10,754	(3.8)%	8.6%
Wealth management	19,428	18,285	18,532	17,634	17,347	6.3%	12.0%
Mortgage banking	4,576	7,243	9,535	2,838	13,960	(36.8)%	(67.2)%
Other	3,551	7,739	5,971	3,393	3,518	(54.1)%	0.9%
Non-interest income before investment securities gains	55,237	63,876	62,577	51,854	61,921	(13.5)%	(10.8)%
Investment securities gains, net	19	5	—	36	33,475	N/M	(99.9)%
Total Non-Interest Income	55,256	63,881	62,577	51,890	95,396	(13.5)%	(42.1)%
Non-Interest Expense:
Salaries and employee benefits	84,464	85,506	82,679	78,367	82,586	(1.2)%	2.3%
Net occupancy	14,522	14,366	12,957	12,494	13,982	1.1%	3.9%
Data processing and software	14,315	14,612	14,335	13,932	13,561	(2.0)%	5.6%
Other outside services	8,167	9,637	7,889	8,178	8,490	(15.3)%	(3.8)%
Equipment	3,423	3,539	3,416	3,424	3,428	(3.3)%	(0.1)%
FDIC insurance	3,209	3,032	2,727	2,282	2,624	5.8%	22.3%
Professional fees	1,792	1,946	2,271	2,651	2,779	(7.9)%	(35.5)%
Marketing	1,320	1,477	1,448	1,348	1,002	(10.6)%	31.7%
Intangible amortization	176	146	150	178	115	20.5%	53.0%
Debt extinguishment	—	674	—	412	32,163	(100.0)%	(100.0)%
Merger-related expenses	401	—	—	—	—	N/M	N/M
Other	14,189	19,084	16,724	17,565	17,654	(25.6)%	(19.6)%
Total Non-Interest Expense	145,978	154,019	144,596	140,831	178,384	(5.2)%	(18.2)%
Income Before Income Taxes	77,538	80,475	89,851	76,958	86,961	(3.6)%	(10.8)%
Income tax expense	13,250	18,588	14,268	11,994	13,898	(28.7)%	(4.7)%
Net Income	64,288	61,887	75,583	64,964	73,063	3.9%	(12.0)%
Preferred stock dividends	(2,562)	(2,562)	(2,562)	(2,562)	(2,591)	—%	1.1%
Net Income Available to Common Shareholders	$61,726	$59,325	$73,021	$62,402	$70,472	4.0%	(12.4)%

PER SHARE:
Net income available to common shareholders:
Basic	$0.38	$0.37	$0.45	$0.38	$0.43	2.7%	(11.6)%
Diluted	$0.38	$0.37	$0.45	$0.38	$0.43	2.7%	(11.6)%
Cash dividends	$0.15	$0.22	$0.14	$0.14	$0.14	(31.8)%	7.1%

Weighted average shares (basic)	160,588	161,210	162,506	162,785	162,441	(0.4)%	(1.1)%
Weighted average shares (diluted)	161,911	162,355	163,456	163,858	163,737	(0.3)%	(1.1)%

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED AVERAGE BALANCE SHEET ANALYSIS (UNAUDITED)
dollars in thousands
	Three months ended
	March 31, 2022			December 31, 2021			March 31, 2021
	Average	Interest	Yield/	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	(1)	Rate	Balance	(1)	Rate	Balance	(1)	Rate
ASSETS

Interest-earning assets:
Net loans	$18,383,118	$151,127	3.32%	$18,220,550	$159,057	3.47%	$18,980,586	$165,462	3.53%
Taxable investment securities	3,073,643	15,213	1.71%	2,801,934	14,006	1.75%	2,438,496	13,691	2.08%
Tax-exempt investment securities	1,152,709	9,038	3.13%	1,120,263	8,418	3.00%	911,648	7,156	3.13%
Total Investment Securities	4,226,352	24,251	2.29%	3,922,197	22,424	2.29%	3,350,144	20,847	2.49%
Loans held for sale	28,549	241	3.37%	35,235	333	3.77%	53,465	471	3.53%
Other interest-earning assets	1,258,174	671	0.22%	2,100,392	(905)	(0.19)%	1,900,199	1,136	0.24%
Total Interest-Earning Assets	23,896,193	176,290	2.98%	24,278,374	180,909	2.96%	24,284,394	187,916	3.13%

Noninterest-Earning assets:
Cash and due from banks	162,320			211,958			120,181
Premises and equipment	219,932			226,319			230,649
Other assets	1,595,039			1,677,028			1,728,473
Less: ACL - loans(2)	(251,022)			(257,143)			(280,881)
Total Assets	$25,622,462			$26,136,536			$26,082,816

LIABILITIES AND SHAREHOLDERS' EQUITY

Interest-Bearing liabilities:
Demand deposits	$5,664,987	$728	0.05%	$5,933,780	$756	0.05%	$5,832,174	$1,160	0.08%
Savings deposits	6,436,548	1,021	0.06%	6,413,638	992	0.06%	6,137,084	1,526	0.10%
Brokered deposits	250,350	216	0.35%	256,192	220	0.34%	324,364	395	0.49%
Time deposits	1,697,063	3,640	0.87%	1,756,672	3,928	0.89%	2,150,570	6,521	1.23%
Total Interest-Bearing Deposits	14,048,948	5,605	0.16%	14,360,282	5,896	0.16%	14,444,192	9,602	0.27%

Short-term borrowings	423,949	121	0.12%	474,022	128	0.11%	570,775	188	0.13%
Long-term borrowings	609,866	5,966	3.91%	623,073	6,088	3.91%	1,271,170	10,698	3.38%
Total Interest-Bearing Liabilities	15,082,763	11,692	0.31%	15,457,377	12,112	0.31%	16,286,137	20,488	0.51%

Noninterest-Bearing liabilities:
Demand deposits	7,431,235			7,516,656			6,672,832
Other	419,630			449,305			486,749
Total Liabilities	22,933,628			23,423,338			23,445,718
Total Deposits/Cost of Deposits	21,480,183		0.11%	21,876,938		0.11%	21,117,024		0.18%
Total interest-bearing liabilities and non-interest bearing deposits ("Cost of Funds")	22,513,998		0.21%	22,974,033		0.21%	22,958,969		0.36%

Shareholders' equity	2,688,834			2,713,198			2,637,098
Total Liabilities and Shareholders' Equity	$25,622,462			$26,136,536			$26,082,816

Net interest income/net interest margin (fully taxable equivalent)		164,598	2.78%		168,797	2.77%		167,428	2.79%
Tax equivalent adjustment		(3,288)			(3,184)			(2,979)
Net Interest Income		$161,310			$165,613			$164,449

(1) Presented on a fully taxable-equivalent basis using a 21% federal tax rate and statutory interest expense disallowances.
(2) "ACL - loans" relates to the ACL specifically on "Net Loans" and does not include the ACL related to OBS credit exposures.

FULTON FINANCIAL CORPORATION
AVERAGE LOANS, DEPOSITS AND SHORT-TERM BORROWINGS DETAIL (UNAUDITED):
dollars in thousands
	Three months ended					% Change from
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31	Mar 31
	2022	2021	2021	2021	2021	2021	2021
Loans, by type:
Real estate - commercial mortgage	$7,294,914	$7,157,906	$7,134,177	$7,177,622	$7,128,997	1.9%	2.3%
Commercial and industrial	3,986,900	3,898,559	3,878,767	3,920,771	4,033,367	2.3%	(1.2)%
Real estate - residential mortgage	3,887,428	3,773,156	3,642,822	3,396,690	3,183,585	3.0%	22.1%
Real estate - home equity	1,106,319	1,122,042	1,128,076	1,139,558	1,175,218	(1.4)%	(5.9)%
Real estate - construction	1,137,649	1,117,592	1,085,846	1,054,469	1,054,718	1.8%	7.9%
Consumer	471,129	462,346	452,844	451,486	459,038	1.9%	2.6%
Equipment lease financing	236,388	238,349	247,776	256,248	266,405	(0.8)%	(11.3)%
Other(1)	36,277	15,558	(6,773)	(14,677)	(9,455)	133.2%	N/M
Net loans before PPP	18,157,004	17,785,508	17,563,535	17,382,167	17,291,873	2.1%	5.0%
PPP	226,114	435,042	850,618	1,524,389	1,688,713	(48.0)%	(86.6)%
Total Net Loans	$18,383,118	$18,220,550	$18,414,153	$18,906,556	$18,980,586	0.9%	(3.1)%

Deposits, by type:
Noninterest-bearing demand	$7,431,235	$7,516,656	$7,439,644	$7,203,696	$6,672,832	(1.1)%	11.4%
Interest-bearing demand	5,664,987	5,933,780	6,168,908	5,979,855	5,832,174	(4.5)%	(2.9)%
Savings	6,436,548	6,413,638	6,392,537	6,280,629	6,137,084	0.4%	4.9%
Total demand and savings	19,532,770	19,864,074	20,001,089	19,464,180	18,642,090	(1.7)%	4.8%
Brokered	250,350	256,192	270,168	297,815	324,364	(2.3)%	(22.8)%
Time	1,697,063	1,756,672	1,852,223	2,003,606	2,150,570	(3.4)%	(21.1)%
Total Deposits	$21,480,183	$21,876,938	$22,123,480	$21,765,601	$21,117,024	(1.8)%	1.7%

Short-term borrowings, by type:
Customer funding	$423,949	$474,022	$494,811	$514,025	$570,775	(10.6)%	(25.7)%
Total Short-Term borrowings	$423,949	$474,022	$494,811	$514,025	$570,775	(10.6)%	(25.7)%

(1) Consists of overdrafts and net origination fees and costs.

FULTON FINANCIAL CORPORATION
ASSET QUALITY INFORMATION (UNAUDITED)
dollars in thousands
	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2022	2021	2021	2021	2021
Allowance for credit losses related to net loans:
Balance at beginning of period	$249,001	$256,727	$255,032	$265,986	$277,567

Loans charged off:
Commercial and industrial	(227)	(9,417)	(647)	(954)	(4,319)
Real estate - commercial mortgage	(152)	(369)	(14)	(6,506)	(1,837)
Consumer and home equity	(1,052)	(828)	(504)	(1,130)	(847)
Real estate - residential mortgage	—	—	(602)	(496)	(192)
Real estate - construction	—	—	—	—	(39)
Equipment lease financing and other	(469)	(380)	(467)	(436)	(968)
Total loans charged off	(1,900)	(10,994)	(2,234)	(9,522)	(8,202)
Recoveries of loans previously charged off:
Commercial and industrial	1,980	5,795	2,330	693	769
Real estate - commercial mortgage	112	1,007	564	729	174
Consumer and home equity	454	767	504	634	440
Real estate - residential mortgage	222	89	86	105	95
Real estate - construction	32	77	697	254	384
Equipment lease financing and other	154	283	358	153	159
Recoveries of loans previously charged off	2,954	8,018	4,539	2,568	2,021
Net loans recovered (charged off)	1,054	(2,976)	2,305	(6,954)	(6,181)
Provision for credit losses	(6,350)	(4,750)	(610)	(4,000)	(5,400)
Balance at end of period	$243,705	$249,001	$256,727	$255,032	$265,986
Net (recoveries) charge offs to average loans (annualized)	(0.02)%	0.07%	(0.05)%	0.15%	0.13%

Allowance credit losses related to OBS Credit Exposures(1)
Balance at beginning of period	$14,533	$14,783	$14,773	$14,273	$14,373
Provision for credit losses	(600)	(250)	10	500	(100)
Balance at end of period	$13,933	$14,533	$14,783	$14,773	$14,273

NON-PERFORMING ASSETS:
Non-accrual loans	$136,799	$143,666	$138,833	$147,864	$143,889
Loans 90 days past due and accruing	24,182	8,453	11,389	5,865	8,559
Total non-performing loans	160,981	152,119	150,222	153,729	152,448
Other real estate owned	2,014	1,817	1,896	2,779	3,664
Total non-performing assets	$162,995	$153,936	$152,118	$156,508	$156,112

NON-PERFORMING LOANS, BY TYPE:
Commercial and industrial	$30,193	$30,629	$32,697	$33,522	$31,871
Real estate - commercial mortgage	64,190	54,044	52,100	53,693	54,164
Real estate - residential mortgage	39,308	39,399	37,077	38,185	36,152
Consumer and home equity	11,465	11,505	11,509	11,408	13,072
Real estate - construction	672	901	965	1,016	1,440
Equipment lease financing and other	15,153	15,641	15,874	15,905	15,749
Total non-performing loans	$160,981	$152,119	$150,222	$153,729	$152,448

(1) The allowance for credit losses related to OBS Credit Exposures is presented in "other liabilities" on the consolidated balance sheets.

FULTON FINANCIAL CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)
in thousands, except per share data and percentages

Explanatory note:	This press release contains supplemental financial information, as detailed below, which has been derived by methods other than Generally Accepted Accounting Principles ("GAAP"). The Corporation has presented these non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation's results of operations. Presentation of these non-GAAP financial measures is consistent with how the Corporation evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation's industry. Management believes that these non-GAAP financial measures, in addition to GAAP measures, are also useful to investors to evaluate the Corporation's results. Investors should recognize that the Corporation's presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures, and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure follow:
	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2022	2021	2021	2021	2021
Common shareholders' equity (tangible), per share
Shareholders' equity	$2,569,535	$2,712,680	$2,699,818	$2,692,958	$2,629,655
Less: Preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Goodwill and intangible assets	(537,877)	(538,053)	(536,697)	(536,847)	(536,544)
Tangible common shareholders' equity (numerator)	$1,838,780	$1,981,749	$1,970,243	$1,963,233	$1,900,233

Shares outstanding, end of period (denominator)	160,669	160,490	161,429	162,988	162,518

Common shareholders' equity (tangible), per share	$11.44	$12.35	$12.21	$12.05	$11.69

Return on average common shareholders' equity (tangible)
Net income available to common shareholders	$61,726	$59,325	$73,021	$62,402	$70,472
Plus: Merger-related expenses, net of tax	317	—	—	—	—
Plus: Intangible amortization, net of tax	138	114	118	140	90
Net income available to common shareholder's (numerator)	$62,181	$59,439	$73,139	$62,542	$70,562

Average shareholders' equity	$2,688,834	$2,713,198	$2,722,833	$2,669,413	$2,637,098
Less: Average preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Average goodwill and intangible assets	(537,976)	(536,638)	(536,772)	(536,470)	(536,601)
Average tangible common shareholders' equity (denominator)	$1,957,980	$1,983,682	$1,993,183	$1,940,065	$1,907,619

Return on average common shareholders' equity (tangible), annualized	12.88%	11.89%	14.56%	12.93%	15.00%

Tangible common equity to tangible assets (TCE Ratio)
Shareholders' equity	$2,569,535	$2,712,680	$2,699,818	$2,692,958	$2,629,655
Less: Preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Goodwill and intangible assets	(537,877)	(538,053)	(536,697)	(536,847)	(536,544)
Tangible common shareholders' equity (numerator)	$1,838,780	$1,981,749	$1,970,243	$1,963,233	$1,900,233

Total assets	$25,598,310	$25,796,398	$26,390,832	$26,079,774	$25,892,990
Less: Goodwill and intangible assets	(537,877)	(538,053)	(536,697)	(536,847)	(536,544)
Total tangible assets (denominator)	$25,060,433	$25,258,345	$25,854,135	$25,542,927	$25,356,446

Tangible common equity to tangible assets	7.34%	7.85%	7.62%	7.69%	7.49%

Efficiency ratio
Non-interest expense	$145,978	$154,019	$144,596	$140,831	$178,384
Less: Amortization of tax credit investments	(696)	(1,547)	(1,546)	(1,563)	(1,531)
Less: Merger-related expenses	(401)	—	—	—	—
Less: Intangible amortization	(176)	(146)	(150)	(178)	(115)
Less: Debt extinguishment costs	—	(674)	—	(412)	(32,163)
Non-interest expense (numerator)	$144,705	$151,652	$142,900	$138,678	$144,575

Net interest income	$161,310	$165,613	$171,270	$162,399	$164,449
Tax equivalent adjustment	3,288	3,184	3,114	3,018	2,979
Plus: Total non-interest income	55,256	63,881	62,577	51,890	95,396
Less: Investment securities gains, net	(19)	(5)	—	(36)	(33,475)
Total revenue (denominator)	$219,835	$232,673	$236,961	$217,271	$229,349

Efficiency ratio	65.8%	65.2%	60.3%	63.8%	63.0%

	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2022	2021	2021	2021	2021

Non-interest expenses to total average assets (annualized)
Non-interest expense	$145,978	$154,019	$144,596	$140,831	$178,384
Less: Amortization of tax credit investments	(696)	(1,547)	(1,546)	(1,563)	(1,531)
Less: Intangible amortization	(176)	(146)	(150)	(178)	(115)
Less: Merger-related expenses	(401)	—	—	—	—
Less: Debt extinguishment costs	—	(674)	—	(412)	(32,163)
Non-interest expense (numerator)	$144,705	$151,652	$142,900	$138,678	$144,575

Total average assets (denominator)	$25,622,462	$26,136,536	$26,440,876	$26,017,542	$26,082,816

Non-interest expenses to total average assets, (annualized)	2.29%	2.30%	2.14%	2.14%	2.25%

Asset Quality, excluding PPP
Net loans recovered (charged-off) (numerator)	$1,054	$(2,976)	$2,305	$(6,954)	$(6,181)

Average net loans	$18,383,118	$18,220,550	$18,414,153	$18,906,556	$18,980,586
Less: Average PPP loans	(226,114)	(435,042)	(850,618)	(1,524,389)	(1,688,713)
Total adjusted average loans (denominator)	$18,157,004	$17,785,508	$17,563,535	$17,382,167	$17,291,873

Net charge-offs (recoveries) to adjusted average loans (annualized)	(0.02)%	0.07%	(0.05)%	0.16%	0.14%

Non-performing loans (numerator)	$160,981	$152,119	$150,222	$153,729	$152,448

Net loans	$18,476,119	$18,325,350	$18,269,407	$18,586,756	$18,990,986
Less: PPP loans	(164,277)	(301,253)	(590,447)	(1,114,401)	(1,688,394)
Total adjusted loans (denominator)	$18,311,842	$18,024,097	$17,678,960	$17,472,355	$17,302,592

Non-performing loans to total adjusted loans	0.88%	0.84%	0.85%	0.88%	0.88%

ACL - loans (numerator)	$243,705	$249,001	$256,727	$255,032	$265,986

Net loans	$18,476,119	$18,325,350	$18,269,407	$18,586,756	$18,990,986
Less: PPP loans	(164,277)	(301,253)	(590,447)	(1,114,401)	(1,688,394)
Total adjusted loans (denominator)	$18,311,842	$18,024,097	$17,678,960	$17,472,355	$17,302,592

ACL - loans to total adjusted loans	1.33%	1.38%	1.45%	1.46%	1.54%

Pre-provision net revenue
Net interest income	$161,310	$165,613	$171,270	$162,399	$164,449
Non-interest income	55,256	63,881	62,577	51,890	95,396
Less: Investment securities gains, net	(19)	(5)	—	(36)	(33,475)
Total revenue	$216,547	$229,489	$233,847	$214,253	$226,370

Non-interest expense	$145,978	$154,019	$144,596	$140,831	$178,384
Less: Amortization on tax credit investments	(696)	(1,547)	(1,546)	(1,563)	(1,531)
Less: Merger-related expenses	(401)	—	—	—	—
Less: Intangible amortization	(176)	(146)	(150)	(178)	(115)
Less: Debt extinguishment	—	(674)	—	(412)	(32,163)
Total non-interest expense	$144,705	$151,652	$142,900	$138,678	$144,575

Pre-provision net revenue	$71,842	$77,837	$90,947	$75,575	$81,795

Note: numbers may not sum due to rounding.